UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 450

Bethesda, MD

20814

(Address of Principal Executive Offices)
(Zip Code)

 (202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A cumulative redeemable preferred stock, $0.001 par value per share	New York Stock Exchange Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-217360

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 7.50% Series A cumulative redeemable preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) of Global Medical REIT Inc. (the “Company”), included under the heading “Description of Capital Stock” and other information relating to the Series A Preferred Stock under the heading “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the prospectus dated June 19, 2017 (the “Prospectus”) forming part of the Company’s registration statement on Form S-3 (File No. 333-217360), filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2017, as amended on June 15, 2017, (the “Registration Statement”), and under the heading “Description of Series A Preferred Stock” beginning on page S-18 of the prospectus supplement to the Prospectus (the “Prospectus Supplement”), dated September 12, 2017, that was filed by the Company with the Commission on September 13, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation of Global Medical REIT Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q as filed with the Commission on April 22, 2014).

3.2	Articles of Amendment to Articles of Incorporation filed with the Secretary of State of Maryland (incorporated herein by reference to Annex A to the Company’s Definitive Information Statement on Schedule 14C as filed with the Commission on October 3, 2014).

3.3	Certificate of Correction of Articles of Incorporation of Global Medical REIT Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-11/A as filed with the Commission on June 15, 2016).

3.4	Certificate of Correction of Articles of Incorporation of Global Medical REIT Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-11/A as filed with the Commission on June 15, 2016).

3.5	Articles Supplementary for Global Medical REIT Inc. 7.50% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 14, 2017)

3.6	Second Amended and Restated Bylaws of Global Medical REIT Inc., effective June 13, 2016 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on June 17, 2016).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 14, 2017	GLOBAL MEDICAL REIT INC.

	By:	/s/ Jeffrey Busch
Jeffrey Busch
Chief Executive Officer